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                                                                  EXHIBIT 23.4


                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to incorporation by reference in this Registration Statement on Form S-4 of Devon Energy Corporation of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheet of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Devon Energy Corporation.

We also consent to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus of Devon Energy Corporation and Mitchell Energy & Development Corp.


                                                       /s/ DELOITTE & TOUCHE LLP
                                                           CHARTERED ACCOUNTANTS

Calgary, Alberta, Canada
August 30, 2001